INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion by reference in this Registration Statement of Quadrax Corporation on Form S-8 for the registration of 1,423,664 shares of its common stock of our report dated March 26, 1996, (which contained an explanatory paragraph with respect to the ability to continue as a going concern) referenced in the Prospectus, which is part of such Registration Statement, and to the reference to us under the captions "Experts" in such prospectus.



/S/LIVINGSTON & HAYNES, P.C.
Livingston & Haynes, P.C.
Wellesley Hills, Massachusetts
June 11, 1996